Exhibit 99.1

Modification to Time Notes

Reference is hereby made to those certain Time Notes, each dated July 5, 2006 made by Host America Corporation to each of David Murphy, C. Michael Horton, Lawrence and Betsy Rosenthal, and Patrick and Linda Healy (collectively, the “Notes”).

The Notes are each hereby modified as follows:

1.	The final maturity date is hereby extended to January 5, 2008 at which time all outstanding principal and interest will be due.

2.	Interest accrued on each Note at the rate set forth therein will be paid monthly in arrears starting on February 5, 2007.

3.	All other terms and conditions of each Note shall remain the same.

4.
The undersigned each ratify and confirm a Payment Blockage Agreement dated December 19, 2006 whereby they have each agreed that all indebtedness owing by Host America Corporation to Shelter Island Opportunity Fund, LLC must be paid in full before any principal payments may be made under the Notes.

By their signatures below each of the parties agree to this Modification.

/s/ David Murphy Host America Corporation

/s/ David Murphy David Murphy	/s/ C. Michael Horton C. Michael Horton

/s/ Lawrence Rosenthal Lawrence Rosenthal	/s/ Betsy Rosenthal Betsy Rosenthal

/s/ Patrick Healy Patrick Healy	/s/ Linda Healy Linda Healy